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                                EXHIBIT 21.1

                                SUBSIDIARIES

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
Name of Corporation                                  State of
-------------------                                  Incorporation
                                                     -------------
Advertising Distributors of Maryland, Inc.           Maryland
Direct Market Concepts, Inc.                         Florida
The Flyer Publishing Corporation                     Florida
Harte-Hanks Agency, Inc.                             Delaware
HTS, Inc.                                            Connecticut
Harte-Hanks Shoppers, Inc.                           California
Harte-Hanks Community Newspapers, Inc.               Texas
Harte-Hanks Direct Mail/California, Inc.             California
Harte-Hanks Limited (1)                              United Kingdom
Harte-Hanks Television, Inc.                         Delaware
HHD Acquisition Corp.                                New Jersey
Independent Publishing Company                       South Carolina
Jordan Dennis Company, Inc.                          Massachusetts
Mid-America CDM, Inc.                                Ohio
NSO, Inc.                                            Ohio
Northern Comprint Co.                                California
Pennysaver Publications, Inc.                        Texas
Potpourri Shopper, Inc.                              California
RMH Research, Inc.                                   New Jersey
Select Marketing, Inc.                               Texas
Shopper's Guide, Inc.                                Arizona
Southern Comprint Co.                                California
Urban Data Processing, Inc.                          Massachusetts
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